EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321,
333-75281, 333-88985, 333-94219, 333-59410, 333-62234, 333-82788, 333-89224, 333-108320, 333-112541, 333-122418) and Forms S-8 (Nos. 33-43716, 33-71920, 333-02888, 333-69591, 333-87421, 333-89909, 333-43104, 333-52640, 333-89228, 333-89230, 333-106112, 333-106115, 333-118611) of Cephalon, Inc. of our report dated 7 March, 2006, relating to the financial statements of Zeneus Holdings Limited, which appears in this current report on Form 8-K/A of Cephalon, Inc.

/s/ PricewaterhouseCoopers LLP

London, England
March 7, 2006